Exhibit 99.1

Contact:
	David Gryska	Tim Smith
	Sr. Vice President and	Director
	Chief Financial Officer	Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9951
CELGENE REPORTS RECORD SECOND QUARTER 2010 OPERATING AND FINANCIAL RESULTS
– Record Second Quarter Results Driven By Market Share Gains Across Major Markets
– REVLIMID® Second Quarter Global Net Product Sales Increased 48% Y/Y
– VIDAZA® Second Quarter Global Net Product Sales Increased 43% Y/Y
– Non-GAAP Second Quarter Diluted Earnings Per Share Increased 50% Y/Y
2010 Second Quarter Financial Results Year-Over-Year
•	Non-GAAP Total Revenue Increased 36 Percent to $850 Million; GAAP Total Revenue $853 Million

•	Global REVLIMID Net Product Sales Increased 48 Percent to $587 Million

•	Global VIDAZA Net Product Sales Increased 43 Percent to $132 Million

•	Global THALOMID® Net Product Sales of $98 Million

•	Non-GAAP Operating Income Increased 55 Percent to $390 Million; GAAP Operating Income $168 Million

•	Non-GAAP Net Income Increased 50 Percent to $323 Million; GAAP Net Income $155 Million

•	Non-GAAP Diluted Earnings Per Share Increased 50 Percent to $0.69; GAAP Diluted Earnings Per Share $0.33
2010 Financial Outlook Update (excluding effects of the proposed acquisition of Abraxis BioScience, unless noted)
•	Total Revenue Expected to Increase Approximately 28 Percent Year-Over-Year to a Range of $3.40 to $3.45 Billion, Up From a Previous Range of $3.3 to $3.4 Billion
•	REVLIMID Net Product Sales Anticipated to Increase Approximately 37 Percent Year-Over-Year to a Range of $2.30 to $2.35 Billion, Up From a Previous Range of $2.2 to $2.3 Billion
•
Non-GAAP Diluted Earnings Per Share Expected to Increase Approximately 30 Percent Year-Over-Year to a Range of $2.65 to $2.70 (Includes Approximate $0.05 Dilution From Proposed Acquisition of Abraxis BioScience), Up From a Previous Range of $2.60 to $2.65

Recent Developments and Highlights
•	Signed Definitive Merger Agreement to Acquire Abraxis BioScience
•	Successfully Implemented Senior Management Succession Plan: Dr. Sol J. Barer Appointed Executive Chairman of the Board of Directors and Robert J. Hugin Appointed Chief Executive Officer

•
REVLIMID® Granted Regulatory and Reimbursement Approval in Japan for Use in Combination With Dexamethasone For Patients With Relapsed or Refractory Multiple Myeloma Who Have Received at Least One Prior Standard Therapy

•
More Than 100 Presentations and Posters Evaluating Celgene Products Highlighted at American Society of Clinical Oncology (ASCO) Annual Meeting, International Myeloma Working Group Summit, and European Hematology Association Annual Meeting

•	Initiated PSA-002, a Phase III Trial Evaluating Apremilast in Psoriatic Arthritis
•	Initiated DLC-001, a Phase II/III Study of REVLIMID in Patients With Diffuse Large B-Cell Lymphoma
•	Completed U.S. Pivotal Study of ISTODAX® in Peripheral T-Cell Lymphoma
•	Initiated Phase I Trial of TORKi (mTOR Kinase Inhibitor) CC-223
•	Initiated REN-001, a Phase II Trial Evaluating ACE-011 in Patients With Renal Anemia
2010 Selected Corporate Objectives
•	Expand Celgene Product Approvals, Reimbursements and Global Market Share
•	Submit REVLIMID Newly Diagnosed Multiple Myeloma (NDMM) Regulatory Filings with European Medicines Agency
•	Launch REVLIMID in Japan for Multiple Myeloma
•	Complete Enrollment of MM-020, a Phase III Trial (n=1590) Evaluating REVLIMID and Low-Dose Dexamethasone Versus Melphalan, Prednisone and Thalidomide in NDMM
•	Submit ISTODAX Peripheral T-cell Lymphoma Regulatory Filing with Food and Drug Administration
•	Advance More Than 20 Phase III and Pivotal Clinical Trials and 16 Preclinical Programs Addressing More Than 25 Serious and Debilitating Diseases
•	Initiate Apremilast Phase III Studies in Moderate-To-Severe Psoriasis and Phase II Study in Rheumatoid Arthritis
•	Initiate Pomalidomide Phase III Studies in Multiple Myeloma and Myelofibrosis
•	Complete Amrubicin Phase III Trial in Patients With Small Cell Lung Cancer
•	Initiate Multiple Phase II Trials for PDA-001 Cellular Therapy
•	Initiate Phase II Trial for JNK CC-930 in Idiopathic Pulmonary Fibrosis and Discoid Lupus Erythematosus
SUMMIT, NJ — (July 29, 2010) — Celgene Corporation (NASDAQ: CELG) announced non-GAAP (Generally Accepted Accounting Principles) net income of $323.3 million, or non-GAAP diluted earnings per share of $0.69 for the quarter ended June 30, 2010. Non-GAAP net income for the second quarter of 2009 was $216.0 million or non-GAAP diluted earnings per share of $0.46. Based on U.S. GAAP, Celgene reported net income of $155.4 million, or diluted earnings per share of $0.33 for the quarter ended June 30, 2010. GAAP net income for the second quarter of 2009 was $142.8 million, or diluted earnings per share of $0.31.
Celgene posted non-GAAP net income of $617.8 million or non-GAAP diluted earnings per share of $1.32 during the first six months of 2010 as compared to non-GAAP net income of $421.2 million and non-GAAP diluted earnings per share of $0.90 in 2009. On a GAAP basis, Celgene reported net income of $389.8 million, or diluted earnings per share of $0.83 for the first six months of 2010, compared to GAAP net income of $305.7 million, or diluted earnings per share of $0.65 in 2009.

“These outstanding results reflect the effectiveness of our operating strategies and the exceptional execution of our global team,” said Robert J. Hugin, Chief Executive Officer of Celgene Corporation. “Our portfolio of products and promising hematology and immune-inflammatory pipeline position us to make an increasingly meaningful impact on the lives of patients suffering from serious unmet medical conditions. By combining operational excellence with innovative science, we are strategically positioned to produce sustained long-term growth.”
Product Sales Performance
Non-GAAP total revenue was a record $850.4 million for the quarter ended June 30, 2010, an increase of 36 percent from 2009. GAAP total revenue was $852.7 million for the quarter ended June 30, 2010. The increase in total revenue was driven by global market share gains and increased duration of therapy of REVLIMID. Net sales of REVLIMID were $587.1 million, an increase of 48 percent over the same period in 2009. Global THALOMID® (inclusive of Thalidomide Celgene® and Thalidomide Pharmion®) and VIDAZA® net sales were $97.8 million and $131.8 million, respectively. Revenue from Focalin® and the Ritalin® family of drugs totaled $27.0 million for the second quarter of 2010 compared to $24.2 million over the same period in 2009.
For the first six months of 2010, non-GAAP total revenue was a record $1.639 billion, an increase of 34 percent year-over-year. GAAP total revenue was $1.644 billion for the six months ended June 30, 2010. REVLIMID net sales for the first six months of 2010 reached $1.118 billion, an increase of 47 percent over $759.8 million for the same period in 2009. THALOMID net sales for the first six months of 2010 were $201.8 million. Vidaza net sales for the first six months of 2010 reached $252.1 million, an increase of 51 percent over the same period in 2009.
Research and Development
For the second quarter of 2010, non-GAAP R&D expenses, which exclude upfront collaboration payments and share-based employee compensation expense, were $201.6 million compared to $169.0 million for the second quarter of 2009. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID, pomalidomide and other IMiDs® compounds; VIDAZA; ISTODAX®; amrubicin; apremilast and our oral anti-inflammatory compounds; our kinase inhibitor programs; our activin inhibitor program with ACE-011; and cellular therapy programs. On a GAAP basis, R&D expenses were $342.8 million for the second quarter of 2010 and $218.5 million in the same period in 2009.
Selling, General, and Administrative
Non-GAAP selling, general and administrative expenses, which exclude share-based employee compensation expense, were $197.1 million for the second quarter of 2010 compared to $156.9 million for the second quarter of 2009. The increase was primarily due to an increase in donations to non-profit foundations, in addition to marketing and sales expenses related to the continued expansion of our international commercial activities. On a GAAP basis, selling, general and administrative expenses were $219.3 million for the second quarter of 2010 and $176.3 million in the same period in 2009.
Interest and Other Income, Net
For the quarter ended June 30, 2010, interest and other income, net, decreased to $4.6 million compared to $28.7 million in the same period in 2009. The decrease was primarily due to a reduction in interest and investment income as well as a loss on net hedging and foreign currency revaluation in the quarter ended June 30, 2010, compared to a gain in the same period in 2009.

Cash, Cash Equivalents, and Marketable Securities
Celgene reported $3.145 billion in cash, cash equivalents, and marketable securities as of June 30, 2010.
Non-GAAP Financial Information
See the attached Reconciliation of GAAP to Non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three-month and six-month periods ended June 30, 2010 and 2009. See the attached Reconciliation of Full-Year 2010 Projected GAAP to Non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at projected non-GAAP net income and non-GAAP earnings per share amounts for the year ending December 31, 2010. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
Conference Call and Webcast Information
Celgene will host a conference call to discuss the results and achievements of its second quarter 2010 and its operating and financial performance on July 29, 2010, at 9 a.m. ET. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon July 29, 2010, until midnight ET August 5, 2010. To access the replay, in the U.S. dial 800-642-1687; outside the U.S. dial 706-645-9291; and enter reservation number 83920237. The Company’s third quarter 2010 financial and operational results are expected to be reported in late October.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control. The Company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net product sales	$823,097	$598,154	$1,582,508	$1,174,386
Collaborative agreements and other revenue	2,544	2,354	4,924	4,598
Royalty revenue	27,051	28,158	56,514	54,735

Total revenue	852,692	628,666	1,643,946	1,233,719

Cost of goods sold (excluding amortization of acquired intangible assets)	67,993	50,902	129,908	115,201
Research and development	342,761	218,500	547,418	399,747
Selling, general and administrative	219,262	176,311	427,241	349,752
Amortization of acquired intangible assets	47,068	22,667	88,661	46,292
Acquisition related charges	7,836	—	12,698	—

Total costs and expenses	684,920	468,380	1,205,926	910,992

Operating income	167,772	160,286	438,020	322,727

Equity in (gains) losses of affiliated companies	103	(157)	(638)	615
Interest and other income, net	4,610	28,721	21,979	78,320

Income before income taxes	172,279	189,164	460,637	400,432
Income tax provision	16,927	46,329	70,843	94,715

Net income	$155,352	$142,835	$389,794	$305,717

Net income per common share:
Basic	$0.34	$0.31	$0.85	$0.67
Diluted	$0.33	$0.31	$0.83	$0.65

Weighted average shares — basic	460,309	459,586	460,112	459,584

Weighted average shares — diluted	467,425	467,082	467,557	467,759

	June 30,	December 31,
	2010	2009
Balance sheet items:
Cash, cash equivalents & marketable securities	$3,144,617	$2,996,752
Total assets	6,178,238	5,389,311
Stockholders’ equity	4,927,810	4,394,606

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
(In thousands, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009

Net income — GAAP		$155,352	$142,835	$389,794	$305,717

Before tax adjustments:
Net product sales:
Pharmion products to be divested	(1)	(2,301)	(2,515)	(4,675)	(6,466)

Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(2)	1,602	1,001	3,121	1,973
Pharmion inventory step-up	(3)	—	—	—	354
Pharmion products to be divested	(1)	4,397	2,000	8,683	4,268

Research and development:
Share-based compensation expense	(2)	20,023	14,965	39,153	29,663
Upfront collaboration payments	(4)	121,176	34,500	121,176	34,500

Selling, general and administrative:
Share-based compensation expense	(2)	22,185	19,363	42,116	36,217

Amortization of acquired intangible assets:
Pharmion	(5)	39,991	22,667	79,928	46,292
Gloucester	(5)	7,077	—	8,733	—

Acquisition related charges Gloucester contingent liability accretion	(6)	5,892	—	10,754	—
Abraxis acquisition costs	(6)	1,944	—	1,944	—

Equity in losses of affiliated companies - EntreMed	(7)	56	321	442	659

Net income tax adjustments	(8)	(54,130)	(19,112)	(83,344)	(32,004)

Net income — non-GAAP		$323,264	$216,025	$617,825	$421,173

Net income per common share -non-GAAP:
Basic		$0.70	$0.47	$1.34	$0.92
Diluted		$0.69	$0.46	$1.32	$0.90

Explanation of adjustments:

(1)	Exclude sales and costs related to former non-core Pharmion Corp., or Pharmion, products to be divested.

(2)	Exclude share-based compensation expense for the second quarter totaling $43,810 in 2010 and $35,329 in 2009. The after tax net impact reduced GAAP net income for the second quarter by $33,850, or $0.07 per diluted share in 2010 and $27,315, or $0.06 per diluted share in 2009. Exclude share-based compensation expense for the six-month perod totaling $84,390 in 2010 and $67,853 in 2009. The after tax net impact reduced GAAP net income for the six-month period by $65,223, or $0.14 per diluted share in 2010 and $52,462, or $0.11 per diluted share in 2009.

(3)	Exclude acquisition-related Pharmion inventory step-up adjustment to fair value expensed during the period.

(4)	Exclude upfront payments for research and development collaboration arrangements with Agios Pharmaceuticals, Inc. for both the three-month and six-month periods in 2010 and GlobeImmune, Inc. and Array BioPharma Inc. of $30,000 and $4,500, respectively for both the three-month and six-month periods in 2009.

(5)	Exclude amortization of acquired intangible assets from the acquisitions of Pharmion and Gloucester Pharmaceuticals, Inc., or Gloucester.

(6)	Exclude acquisition related charges for Gloucester and the proposed acquisition of Abraxis BioScience, Inc.

(7)	Exclude the Company’s share of equity losses in EntreMed, Inc.

(8)	Net income tax adjustments reflects the estimated tax effect of the above adjustments.

Celgene Corporation and Subsidiaries
Reconciliation of Full-Year 2010 Projected GAAP to Non-GAAP Net Income
(In thousands, except per share data)

	Range
	Low	High

Projected net income — GAAP	$805,000	$859,000

Before tax adjustments:

Share-based compensation expense	180,000	175,000

Amortization of acquired intangible assets:
Pharmion	160,000	160,000
Gloucester	22,000	22,000
Abraxis	30,000	20,000

Upfront collaboration payments	121,000	121,000

Acquisition related charges
Gloucester	23,000	23,000
Abraxis	50,000	30,000

Pharmion products to be divested	4,000	4,000

Net income tax adjustments	(147,000)	(142,000)

Projected net income — non-GAAP	$1,248,000	$1,272,000

Projected net income per diluted common share — GAAP	$1.71	$1.82

Projected net income per diluted common share — non-GAAP	$2.65	$2.70

Projected weighted average diluted shares	471,000	471,000